Exhibit T3E.3


  THIS FORM DOES NOT CONSTITUTE A PROOF OF CLAIM AND MAY NOT BE USED TO FILE A
        CLAIM OR TO INCREASE ANY AMOUNT LISTED IN THE DEBTORS' SCHEDULES

                         UNITED STATES BANKRUPTCY COURT
                           FOR THE DISTRICT OF OREGON

In re                                        Bankruptcy Case Nos.

GOLDEN NORTHWEST ALUMINUM, INC.,             303-44107-rld11 LEAD CASE
GOLDENDALE HOLDING COMPANY,                  303-44108-rld11
GOLDENDALE ALUMINUM COMPANY,                 303-44109-rld11
NORTHWEST ALUMINUM TECHNOLOGIES, LLC,        303-44110-rld11
NORTHWEST ALUMINUM SPECIALTIES, INC.,        304-42059-rld11
NORTHWEST ALUMINUM COMPANY,                  304-42061-rld11

             Debtors-in-Possession           (Jointly Administered
                                             Under 303-44107-rld11)

                    MASTER BALLOT FOR ACCEPTING OR REJECTING
               PLAN OF REORGANIZATION DATED AS OF JANUARY 12, 2005
       12% FIRST MORTGAGE NOTES DUE 2006 (THE "NOTES") CUSIP NO. 381130AE3
                        CLASS TWO A - SECURED NOTE CLAIMS

[Creditor Name]
[Creditor Address]

PLEASE READ AND FOLLOW THE INSTRUCTIONS CAREFULLY. PLEASE COMPLETE, SIGN AND DATE THIS BALLOT AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO POORMAN-DOUGLAS CORPORATION (THE "BALLOTING AGENT"). IF THIS BALLOT HAS NOT BEEN RECEIVED BY THE BALLOTING AGENT BY 4:30 P.M., PACIFIC TIME, ON FEBRUARY 18, 2005, UNLESS SUCH TIME IS EXTENDED, YOUR CUSTOMERS' VOTES WILL NOT BE COUNTED.

      Golden Northwest Aluminum, Inc., an Oregon corporation ("GNA"), Northwest Aluminum Technologies, LLC, a Washington limited liability company, Northwest Aluminum Company, an Oregon corporation, and Northwest Aluminum Specialties, Inc., an Oregon corporation, and the Official Committee of Unsecured Creditors filed a plan of reorganization dated as of January 12, 2005 (the "Plan"). The Bankruptcy Court has approved a disclosure statement with respect to the Plan (the "Disclosure Statement"). The Disclosure Statement provides your customers with information to assist them in deciding how to vote their Ballots. Bankruptcy Court approval of the Disclosure Statement does not indicate approval of the Plan by the Bankruptcy Court.

      This Master Ballot is to be used by any person, including banks, brokers, and other nominees, who was a record holder or "street name" holder of the Notes as of 4:00 p.m., Pacific time, on January 13, 2005 (the "Voting Record Date") or is acting by authority of such nominee and is casting votes to accept or reject the Plan on behalf of the beneficial holders of the Notes (the "Beneficial Holders"). If you are also a Beneficial Holder of any Notes, please see the attached instructions.

      Under the Plan, Class Two A Claims are impaired, and the holders of such claims therefore are entitled to vote to accept or reject the Plan. Please note that claims against the Debtors based on the Notes have been classified into two different classes under the Plan. You will receive and should execute and return a Class Three Master Ballot along with this Class Two A Master Ballot.

      In addition, the Solicitation Package (defined below) will contain information and documents regarding the Co-Investment Option for holders of the Notes, as provided in the Plan. If your customers desire to participate in the Co-Investment Option, they must deliver all documents relating to the Co-Investment Option and their earnest money deposit to GNA. Do not deliver any Co-Investment Option documents or earnest money with this Master Ballot.

      If the Bankruptcy Court confirms the Plan, it will be binding on your customers whether or not they vote. The Plan can be confirmed by the Bankruptcy Court and thereby made binding if it is accepted by the holders of at least two-thirds in dollar amount and more than one-half in number of claims that actually vote in each class of claims or interests voting on the Plan. In the event the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan if the Bankruptcy Court finds that the

Plan accords fair and equitable treatment to the class or classes rejecting it and otherwise satisfies the requirements of section 1129(b) under chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq.

                                  INSTRUCTIONS

      To have the votes of your customers count, you must provide all of the information requested by this Master Ballot. Failure to do so may result in the disqualification of your customers' votes.

      You must complete, sign, and return this Master Ballot in the enclosed return envelope to the Balloting Agent at the address set forth thereon. Master Ballots must be received by the Balloting Agent by 4:00 P.M., Pacific time, on February 18, 2005. Your original signature is required on the Master Ballot in order for your customers' votes to count. Unsigned Master Ballots will not be counted. Do not deliver completed Master Ballots to the Balloting Agent by facsimile. Master Ballots cast by facsimile will not be counted. The method of delivery of this Master Ballot is at the election and risk of the sender. If delivery is by mail, it is recommended that the sender use an air courier with a guaranteed next day delivery or registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery.

      If you are also a Beneficial Holder of any Notes, you should execute an appropriate Beneficial Holder Ballot with respect to such Notes.

      If you complete and return more than one Master Ballot, and the later dated Master Ballot(s) is meant to supplement rather than supersede the earlier Master Ballot(s), please so indicate by marking the subsequent Master Ballot(s) with the words "Additional Votes" or such other language as you customarily use to indicate that they are not meant to revoke earlier votes. If you need additional Master Ballots, please contact the Balloting Agent.

      The Master Ballot is not a letter of transmittal and may not be used for any purpose other than to cast votes to accept or reject the Plan. According, holders should NOT surrender any certificates representing their Notes at this time. The Balloting Agent will not accept delivery of any such certificates surrendered together with this Master Ballot.

      You should deliver to each Beneficial Holder on whose behalf you hold any
Notes: (a) an appropriate Class Three Beneficial Holder Ballot for all Notes owned by such Beneficial Holder; (b) an appropriate Class Two A Beneficial Holder Ballot for all Notes owned by such Beneficial Holder; (c) a postage-paid return envelope with your preprinted address; and (d) a copy of the Disclosure Statement and exhibits thereto and enclosures therewith (the "Solicitation Package"). You may request individual Solicitation Packages by completing and returning to the Balloting Agent a Request for Beneficial Holder Solicitation Package form, a copy of which is enclosed herewith. You should take any further action required to enable each Beneficial Holder to vote his or her respective Notes to accept or reject the Plan.

  To properly complete this Master Ballot, take the following steps:

  o Provide appropriate information for each of the items on the Master Ballot. All references in the Master Ballot to the "Principal Amount" of the Notes refer to the original principal or face amount of the Notes, without reduction or addition of any amounts thereto.

  o Transfer the requested information from each Beneficial Holder Ballot you receive onto the Master Ballot;

  o Vote to accept or reject the Plan in Item 2 for all the Notes held by you as nominee as directed by the Beneficial Holders;

  o Please note that Item 3 requests information for each Beneficial Holder. If you cannot disclose the name of such Beneficial Holder, please use the customer account number assigned by you to such Beneficial Holder or, if no such customer account number exists, please use sequential numbers (making sure to retain for your records a separate list of each Beneficial Holder and the number assigned to such holder);

  o Please attach copies of the Beneficial Holder Ballots to this original Master Ballot before forwarding it to the Balloting Agent;

  o   Sign and date each Master Ballot;

                       MASTER BALLOT (CLASS TWO A) Page 2

  o If you are completing this Master Ballot on behalf of any other entity, state your relationship with such other entity and the capacity in which you are signing and submit satisfactory evidence of your authority to so act (e.g., a power of attorney or a certified copy of board resolutions authorizing you to so act);

  o Provide your name and mailing address if different from the preprinted address on the Master Ballot or if no preprinted address appears on the Master Ballot; and

  o Return the Master Ballot to the Balloting Agent in the enclosed postage-paid envelope so it is received by 4:00 p.m., Pacific time, on February 18, 2005.

      No fees or commission or other remuneration will be payable to any broker, dealer or other person for soliciting Ballots accepting the Plan. The Debtors will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the Beneficial Holder Ballots and other materials to your clients.

IF YOU HAVE ANY QUESTIONS REGARDING THE MASTER BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED ADDITIONAL COPIES OF THE MASTER BALLOT, SOLICITATION PACKAGE, OR OTHER MATERIALS, PLEASE CALL THE BALLOTING AGENT AT 1-503-277-7902. THE ADDRESS OF THE BALLOTING AGENT IS:

--------------------------------------------------------------------------------
      POORMAN-DOUGLAS CORPORATION             POORMAN-DOUGLAS CORPORATION
           10300 ALLEN BLVD.                         P.O. Box 4390
        BEAVERTON, OREGON 97005               PORTLAND, OREGON 97208-2390
 (if delivered by overnight service or        (if delivered by U.S. Mail)
                courier)
--------------------------------------------------------------------------------

      NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU OR ANY OTHER PERSON THE AGENT OF THE DEBTORS OR THE BALLOTING AGENT, OR AUTHORIZE YOU OR ANOTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PLAN, EXCEPT FOR THE STATEMENTS CONTAINED IN THE DOCUMENTS ENCLOSED HEREWITH.

Item 1. Aggregate principal amount of the Notes as to which votes are cast in Class Two A.
           The undersigned was the record holder or other nominee of the Beneficial Holder as of the Voting Record Date and/or has full power and authority to execute and deliver this Master Ballot on behalf of such nominee(s) with respect to Notes in the aggregate principal amount of (fill in blank) $__________________.

Item 2. Vote - Aggregate principal amount of the Notes in Class Two A. As authorized and instructed by the Beneficial Holders, the undersigned transmits the votes (in Class Two A) of such Beneficial Holders with respect to the Notes to:

                Accept the Plan $________________________________________
                                   Aggregate Principal Amount of Notes

                Reject the Plan $_________________________________________
                                   Aggregate Principal Amount of Notes

Item 3.    Vote - Number of Beneficial Holders in Class Two A.
           The undersigned certifies that the following Beneficial Holders have delivered to the undersigned properly completed and duly executed Beneficial Holder Ballots casting votes in Class Two A (indicate the aggregate principal amount of Notes for each Beneficial Holder in the appropriate column; please use additional sheets of paper if necessary):

                                      Principal Amount of the Notes
                                 ---------------------------------------
          Name and/or Account
               Number of
           Beneficial Holder     To Accept the Plan  To Reject the Plan
          ---------------------  ------------------- --------------------
          1.                    $                    $
              -----------------  ------------------- -------------------
          2.                    $                    $
              -----------------  ------------------- -------------------
          3.                    $                    $
              -----------------  ------------------- -------------------
                       MASTER BALLOT (CLASS TWO A) Page 3

          4.                    $                    $
              -----------------  ------------------- -------------------
          5.                    $                    $
              -----------------  ------------------- -------------------

Item 4.    Certification as to Notes held in Additional Accounts.
           The undersigned certifies that it has transcribed below the information, if any, provided in Item 3 of each Beneficial Holder Ballot received from such Beneficial Holders as to Notes held in additional accounts (please use additional sheets of paper if necessary):


              Name and/or                                      Principal
               Account       Registered                       Amount of the
              Number of       Holder or                       Notes Held in
              Beneficial     Nominee of     Other Account    other Accounts
                Owner      Other Accounts      Numbers         and Votes
             ------------- --------------- ---------------  ---------------
          1.                                                $
             ------------- --------------- ---------------  ---------------
          2.                                                $
             ------------- --------------- ---------------  ---------------
          3.                                                $
             ------------- --------------- ---------------  ---------------
          4.                                                $
             ------------- --------------- ---------------  ---------------
          5.                                                $
             ------------- --------------- ---------------  ---------------

       ATTACH COPIES OF THE BALLOTS SETTING FORTH VOTES IN CLASS TWO A TO THIS ORIGINAL MASTER BALLOT BEFORE FORWARDING TO THE BALLOTING AGENT.


                Name of Record Holder or Nominee:_________________________
                                                     (Print or Type)
                By:_______________________________________________________
                                         (Sign Here)
                Title:____________________________________________________
                                      (If Appropriate)

                Social Security or Federal Tax ID No.:____________________

                Address:__________________________________________________
                                          (Street)

                        __________________________________________________
                                  (City, State, Zip Code)

                Telephone Number:_________________________________________

                Date Completed:___________________________________________

                    PLEASE MAIL YOUR MASTER BALLOT PROMPTLY!
                    THE VOTING DEADLINE IS FEBRUARY 18, 2005




                       MASTER BALLOT (CLASS TWO A) Page 4